Exhibit 10.4
FIRST AMENDMENT TO
CERTIFICATE SALE SUPPORT AGREEMENT

This First Amendment to Certificate Sale Support Agreement (this “Amendment”) is dated as of November 11, 2008, by and among Linwood 0708 LLC (“Linwood”), Ridgewood Providence Power Partners, L.P. (“RPPP”), Ridgewood Rhode Island Generation, LLC (“RRIG”), Rhode Island LFG Genco, LLC (“RILG”), Ridgewood Electric Power Trust I (“Trust I”), Ridgewood Electric Power Trust III (“Trust III”), Ridgewood Electric Power Trust IV (“Trust IV”), Ridgewood Electric Power Trust V (“Trust V”), Ridgewood Power B Fund/Providence Expansion (“B Fund”) (Trust I, Trust III, Trust IV, Trust V and B Fund are collectively referred to herein as the “Trusts”), Indeck Energy Services, Inc. (“IES”) (each individually a “Party” and collectively the “Parties”) and Ridgewood Renewable Power, LLC (“RRP”), which is not a “Party” hereunder.

RECITALS

WHEREAS, the Parties and RRP are all of the parties to that certain Certificate Sale Support Agreement, dated as of July 31, 2008, (the “Agreement”) that was executed and delivered in connection with, among other things, the expected sale of the interests in Indeck Maine, which sale is provided for in that certain Purchase and Sale Agreement, dated August 19, 2008 (the “PSA”), by and among the parties thereto.

WHEREAS, the parties to the PSA have agreed to certain amendments to the PSA pursuant to a First Amendment to Purchase and Sale Agreement, dated as of the date hereof (the “PSA Amendment”), which amendment requires in part corresponding amendments to other documents, including the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to become legally bound, agree as follows:

1. The second and third Recitals in the Agreement are amended to read in their entirety as follows:

WHEREAS, the parties to the Initial Certificate Purchase Agreement, the Trusts and others have entered into an Assignment, Assumption, Release and Amendment dated as of the date hereof with respect to the Initial Certificate Purchase Agreement (the “Amendment”) (the Initial Certificate Purchase Agreement, as amended and modified by the Amendment and as further amended and modified from time to time, is referred to herein as the “Certificate Purchase Agreement”);

WHEREAS, the Amendment amends, among other sections, Section 5.2 of the Certificate Purchase Agreement to require the sum of $9,120,800 to be on deposit in the Account (as defined in the Certificate Purchase Agreement), which amount is decreased and refunded on a quarterly basis pursuant to the Certificate Purchase Agreement (the “New Deposit Amount”);

2. Section 1 of the Agreement is amended to read in its entirety as follows:

1. Additional Deposits.  The Parties acknowledge that (a) prior to the date hereof the amount on deposit in the Account held by Constellation under the Certificate Purchase Agreement was $3,000,000 (the “Original Deposit Amount”), of which Trust I had an interest in $20,250, Trust III had an interest in $144,585, Trust IV had an interest in $858,540, Trust V had an interest in $883,125, B Fund had an interest in $114,750, and IES had an interest in $978,750, (b) for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the date hereof and in accordance with the requirements of the Amendment, Trust IV deposited $3,000,000 in the Account (the “Trust IV Deposit”) and Trust V deposited $3,120,800 into the Account (the “Trust V Deposit” and together with the Trust IV Deposit, the “Additional Deposits”), (c) the aggregate amount of the Original Deposit Amount plus the Additional Deposits is equal to the New Deposit Amount as of the date of this Agreement, and (d) notwithstanding the fact that the Trusts and IES provided the Original Deposit Amount and Trust IV and Trust V are providing the Additional Deposits, the Original Deposit Amount and the Additional Deposits are for the account of Indeck Maine, RPPP and RRIG under the Certificate Purchase Agreement prior to the Transaction Effective Date and for the account of Linwood, RPPP and RRIG under the Certificate Purchase Agreement as of and after the Transaction Effective Date. The respective interests of the Trusts, either directly or through their direct or indirect ownership of RPPP, RRIG, Indeck Maine or Linwood, in the New Deposit Amount as of the date hereof and unless and until the

Transaction Effective Date occurs, and subject to pro rata reductions in accordance with Section 7 of this Agreement, are set forth on Schedule 1.

3. Section 2 of the Agreement is amended to read in its entirety as follows:

2. Reallocation of Deposits at Closing.  Effective at and as of the Transaction Effective Date, the Parties agree that the New Deposit Amount shall be allocated among the Parties as set forth in this Section 2.

(a) Linwood, immediately upon its receipt of the Indeck Maine Deposit and without any further action required, shall transfer and assign its entire interest in the New Deposit Amount to each of IES, Trust IV and Trust V so that such interest is allocated among Trust IV, Trust V and IES proportionately to their other interests in the Account after giving effect to the reallocation described in Section 2(b).

(b) Each of the Trusts and IES will reallocate the New Deposit Amount among them such that the interests of each of the Trusts and IES as of the Transaction Effective Date is as set forth on Schedule 2(b). On the Transaction Effective Date, RRP will calculate any additional amount that a Trust or IES is required to pay or receive in order to effect the overall allocation of the New Deposit Amount among the Trusts and IES set forth on Schedule 2(b), which calculation shall be binding upon the Trusts and IES absent manifest error. To the extent that any Trust or IES is required to make such a payment, such Trust or IES will pay that amount to RRP, for the benefit of the Trusts not making those payments, on the Transaction Effective Date, and with respect to IES, such payment shall be made from the proceeds of the sale of its interest in Indeck Maine. To the extent that, as a result of that reallocation, a Trust is due an amount in order to effect the overall allocation of the New Deposit Amount set forth on Schedule 2(b), RRP will use the funds paid to it on the Transaction Effective Date pursuant to the preceding sentence to make that payment to each Trust that is due an amount from the Account.

(c) The percentage interests of the Trusts and IES in the Account (including any releases from the Account) are as set forth on Schedule 1 (prior to the Transaction Effective Date) and Schedule 2(b) (as of and after the Transaction Effective Date), regardless of where legal title to the New Deposit Amount may reside, and any amounts held in the Account are subject to the rights and security interests of Constellation in such interests.

4. Schedule 1 to the Agreement is amended in its entirety to read as Exhibit A to this Amendment.

5. Schedule 2(b) to the Agreement is amended in its entirety to read as Exhibit B to this Amendment.

6. In connection with the transactions contemplated by the PSA, as amended by the PSA Amendment, Linwood agrees, and the other Parties and RRP acknowledge, that on the Transaction Effective Date Linwood will acquire the “Renewable Energy Certificates” and “Accounts Receivable” described in Exhibit M to the PSA, as added to the PSA by the PSA Amendment, not in its individual capacity but as agent for Ridgewood Maine, L.L.C. (“RM”) and IES. Linwood will use commercially reasonable efforts to collect the amounts due on the Accounts Receivable. To the extent that Linwood receives payment on those Accounts Receivable or sells those Renewable Energy Certificates as agent for RM and IES, Linwood will pay the net amount received, after the payment of all commissions and other transaction expenses made to third parties, according to Section 7(d) of the Sellers Omnibus Agreement dated as of August 19, 2008 among RM, IES and, for certain limited purposes, RRP, as amended (which payment will be effected by Linwood paying that net amount to RM, as escrow agent for RM and IES, and RM, as such escrow agent, disbursing those amounts according to Section 7(d) of the Sellers Omnibus Agreement); provided, however, that except as set forth in this paragraph 6, Linwood shall have no obligation to sell or otherwise realize any value from any such Renewable Energy Certificates.

7. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agreement. Upon execution hereof, each reference in the Agreement to “this Agreement,” “hereby,” “herein,” “hereof” or words of similar import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

8. Except as specifically amended hereby, all terms and provisions contained in the Agreement shall remain unchanged and in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire understanding of the Parties and RRP regarding the subject matter thereof and cannot be modified except by written agreement of the Parties and RRP.

9. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and RRP and delivered to the other Parties and RRP, it being understood that all Parties and RRP need not sign the same counterpart.

10. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties and RRP hereto have executed and delivered this Agreement as of the day and year first written above.

RIDGEWOOD PROVIDENCE POWER PARTNERS, L.P.	INDECK ENERGY SERVICES, INC.

By: Ridgewood Providence Power Corporation, its General Partner

By: /s/ Randall D. Holmes	By: /s/ Joseph M. Oskorep
Name: Randall D. Holmes	Name: Joseph M. Oskorep
Title: President and Chief Executive Officer	Title: Vice President & Controller

RIDGEWOOD RHODE ISLAND GENERATION, LLC	RIDGEWOOD ELECTRIC POWER TRUST I

By: Ridgewood Management Corporation, its Manager	By: Ridgewood Renewable Power LLC, its Managing Shareholder

By: /s/ Randall D. Holmes	By: /s/ Randall D. Holmes
Name: Randall D. Holmes	Name: Randall D. Holmes
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

RIDGEWOOD ELECTRIC POWER TRUST III	RIDGEWOOD ELECTRIC POWER TRUST IV

By: Ridgewood Renewable Power LLC, its Managing Shareholder	By: Ridgewood Renewable Power LLC, its Managing Shareholder

By: /s/ Randall D. Holmes	By: /s/ Randall D. Holmes
Name: Randall D. Holmes	Name: Randall D. Holmes
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

RIDGEWOOD ELECTRIC POWER TRUST V	RIDGEWOOD POWER B FUND/PROVIDENCE EXPANSION

By: Ridgewood Renewable Power LLC, its Managing Shareholder	By: Ridgewood Renewable Power LLC, its Managing Shareholder

By: /s/ Randall D. Holmes	By: /s/ Randall D. Holmes
Name: Randall D. Holmes	Name: Randall D. Holmes
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

LINWOOD 0708 LLC	RIDGEWOOD RENEWABLE POWER, LLC

By: Ridgewood Renewable Power LLC, its Manager

By: /s/ Randall D. Holmes	By: /s/ Randall D. Holmes
Name: Randall D. Holmes	Name: Randall D. Holmes
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

RHODE ISLAND LFG GENCO, LLC

By: Ridgewood Renewable Power LLC, its Manager

By: /s/ Randall D. Holmes
Name: Randall D. Holmes
Title: President and Chief Executive Officer

Exhibit A to First Amendment to
Certificate Sale Support Agreement

SCHEDULE 1

Interests in New Deposit Amount
Prior to Transaction Effective Date

	Amount of Interest in
	New Deposit Amount
	as of the Date of this	Percentage Interest in
Name of Party	Agreement	New Deposit Amount

Trust I	$20,250	0.22%
Trust III	$144,585	1.59%
Trust IV	$3,858,540	42.30%
Trust V	$4,003,925	43.90%
B Fund	$114,750	1.26%
IES	$978,750	10.73%
TOTAL	$9,120,800	100%

Exhibit B to First Amendment to
Certificate Sale Support Agreement

SCHEDULE 2(b)

Interests in New Deposit Amount
As of Transaction Effective Date

Name of Party	Percentage Interest in New Deposit Amount

Trust I	0.73%
Trust III	0.65%
Trust IV	26.84%
Trust V	25.67%
B Fund	4.1%
IES	42.01%
TOTAL	100%